FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EPS OF $2.54, ROAA OF 1.71% AND ROATCE OF 21.06% FOR 2Q23
2Q23 annualized linked-quarter, end-of-period loans grew 11.3%, while deposits grew 17.1%

NASHVILLE, TN, July 18, 2023 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $2.54 for the quarter ended June 30, 2023, compared to net income per diluted common share of $1.86 for the quarter ended June 30, 2022, an increase of 36.6 percent. Net income per diluted common share was $4.30 for the six months ended June 30, 2023, compared to $3.51 for the six months ended June 30, 2022, an increase of approximately 22.5 percent.
Excluding losses on the sale of investment securities, other real estate (ORE) expense and gains on the sale of fixed assets associated with the firm's sale-leaseback transaction for the three months ended June 30, 2023 and 2022, net income per diluted common share was $1.79 for the three months ended June 30, 2023, compared to $1.86 for the three months ended June 30, 2022, a decrease of 3.8 percent. Excluding losses on the sale of investment securities, other real estate (ORE) expense and gains on the sale of fixed assets associated with our sale-leaseback transaction for the six months ended June 30, 2023 and 2022, net income per diluted common share was $3.55 for the six months ended June 30, 2023, compared to $3.51 for the six months ended June 30, 2022, an increase of 1.1 percent.
"This proved to be another sound operating quarter especially given the results of several critical performance metrics such as asset quality, net interest income growth and tangible book value accretion," said M. Terry Turner, Pinnacle's president and chief executive officer. "Second quarter results continue to reflect our longstanding and ongoing ability to leverage our award-winning work environment and market-leading net promoter scores to take market share from our large national and regional competitors. The second quarter of 2023 also saw us increase our thrust and focus on gathering client funding, which is the 'raw material' that we need to support our outsized loan and earnings growth over time. Consequently, our relationship managers attracted client funding from across our footprint, which resulted in deposit growth of over $1.5 billion this quarter. Loan growth during the second quarter of 2023 was $855 million, or 11.3% linked-quarter annualized. This amount is consistent with the outlook we provided in connection with our first quarter results and is reflective of our deliberate efforts to moderate loan growth by constraining certain asset classes and elevating loan pricing.
"We also added 20 revenue producers during the quarter. Despite all the uncertainty plaguing the industry, we continue to invest in our proven relationship banking model and believe, even during times such as these, that a consistent focus on attracting and retaining highly successful revenue producers and their clients will enable us to continue compounding earnings and accreting tangible book value more reliably than peers.
"Our second quarter diluted earnings per share includes the positive impact of $0.84 per diluted common share from a sale-leaseback transaction that was executed during the second quarter. The gain from the sale-leaseback transaction was partially offset by the realized net loss of approximately $0.10 per diluted common share from the sale of approximately $174.0 million in available-for-sale investment securities."
.

BALANCE SHEET GROWTH:

Total assets at June 30, 2023 were $46.9 billion, an increase of approximately $6.8 billion from June 30, 2022 and $1.8 billion from March 31, 2023, reflecting a year-over-year increase of 16.8 percent and a linked-quarter annualized increase of 15.6 percent, respectively. A further analysis of select balance sheet trends follows:

	Balances at		Linked-Quarter Annualized % Change	Balances at	Year-over-Year % Change
(dollars in thousands)	June 30, 2023	March 31, 2023		June 30, 2022
Loans	$31,153,290	$30,297,871	11.3%	$26,333,096	18.3%
Less: PPP loans	4,650	6,382	NM	51,100	(90.9)%
Loans excluding PPP loans	31,148,640	30,291,489	11.3%	26,281,996	18.5%
Securities and other interest-earning assets	10,625,301	10,080,769	21.6%	9,342,543	13.7%
Total interest-earning assets excluding PPP loans	$41,773,941	$40,372,258	13.9%	$35,624,539	17.3%

Core deposits:
Noninterest-bearing deposits	$8,436,799	$9,018,439	(25.8)%	$11,058,198	(23.7)%
Interest-bearing core deposits(1)	24,343,968	23,035,672	22.7%	18,953,246	28.4%
Noncore deposits and other funding(2)	7,731,082	6,865,003	50.5%	4,496,117	72.0%
Total funding	$40,511,849	$38,919,114	16.4%	$34,507,561	17.4%
(1): Interest-bearing core deposits are interest-bearing deposits, money market accounts, time deposits less than $250,000 including certain reciprocating time and money market deposits issued through the IntraFi Network.
(2): Noncore deposits and other funding consists of time deposits greater than $250,000, securities sold under agreements to repurchase, public funds, brokered deposits, FHLB advances and subordinated debt.

"End-of-period loans grew by $855.4 million over last quarter, and end-of-period deposits grew by $1.5 billion over the same period, reflecting an annualized linked-quarter growth rate of 11.3 percent and 17.1 percent, respectfully," Turner said. "We continued to experience a mix shift in our deposits as more deposits moved from noninterest-bearing accounts to interest-bearing accounts, albeit at a lesser pace than the previous quarters. We anticipate that the reduction in noninterest bearing balances will slow from the pace of previous quarters this year.
"Our cumulative deposit beta at June 30, 2023 increased to 48.0 percent, which is consistent with our expectations. We believe with more rate hikes in the forecast for 2023, our funding costs will increase just not at the same rate as the second quarter increase. Furthermore, we anticipate that the impact of our hiring and usual seasonal growth will enable us to continue to grow our deposits for the remainder of the year at levels that should support our current outlook of high single-digit percentage deposit growth for 2023 over 2022."

PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) GROWTH:

Pre-tax, pre-provision net revenues (PPNR) for the three and six months ended June 30, 2023 were $277.6 million and $467.6 million, respectively, inclusive of $85.7 million of gain on the sale of fixed assets as a result of the sale-leaseback transaction completed in the three months ended June 30, 2023, an increase of 43.1 percent and 32.0 percent, respectively, from the $194.0 million and $354.3 million, respectively, recognized in the three and six months ended June 30, 2022.

	Three months ended			Six months ended
	June 30,			June 30,
(dollars in thousands)	2023	2022	% change	2023	2022	% change
Revenues:
Net interest income	$315,393	$264,574	19.2%	$627,624	$504,049	24.5%
Noninterest income	173,839	125,502	38.5%	263,368	228,998	15.0%
Total revenues	489,232	390,076	25.4%	890,992	733,047	21.5%
Noninterest expense	211,641	196,038	8.0%	423,368	378,699	11.8%
Pre-tax, pre-provision net revenue (PPNR)	277,591	194,038	43.1%	467,624	354,348	32.0%
Adjustments:
Investment losses on sales of securities, net	9,961	—	NM	9,961	61	NM
Gain on the sale of fixed assets as a result of sale leaseback	(85,692)	—	NM	(85,692)	—	NM
ORE expense	58	86	(32.6)%	157	191	(17.8)%
Adjusted PPNR	$201,918	$194,124	4.0%	$392,050	$354,600	10.6%

•Revenue per fully diluted common share was $6.43 for the second quarter of 2023, compared to $5.28 for the first quarter of 2023 and $5.14 for the second quarter of 2022, a 25.1 percent year-over-year growth rate. Excluding net losses on sales of investment securities, gain on the sale of fixed assets as a result of the sale-leaseback transaction and ORE expense, revenue per fully diluted share for the second quarter of 2023 was $5.43.
•Net interest income for the quarter ended June 30, 2023 was $315.4 million, compared to $312.2 million for the first quarter of 2023 and $264.6 million for the second quarter of 2022, a year-over-year growth rate of 19.2 percent.
◦Revenues from PPP loans approximated $34,000 in the second quarter of 2023, compared to $20,000 in the first quarter of 2023 and $4.1 million in the second quarter of 2022. At June 30, 2023, remaining unamortized fees for PPP loans were approximately $192,000.
◦Included in net interest income for the second quarter of 2023 was $776,000 of discount accretion associated with fair value adjustments, compared to $852,000 of discount accretion recognized in the first quarter of 2023 and $1.6 million in the second quarter of 2022. There remains $1.9 million of purchase accounting discount accretion as of June 30, 2023.
•Noninterest income for the quarter ended June 30, 2023 was $173.8 million, compared to $89.5 million for the first quarter of 2023 and $125.5 million for the second quarter of 2022, a year-over-year increase of 38.5 percent.
◦Gain on the sale of fixed assets was $85.7 million for the quarter ended June 30, 2023, compared to $135,000 and $65,000, respectively, for the quarters ended March 31, 2023 and June 30, 2022. The quarter ended June 30, 2023 included a gain on the sale of fixed assets as a result of the sale-leaseback transaction completed in the second quarter of 2023 of $85.7 million.
◦Net losses on the sale of investment securities were $10.0 million for the quarter ended June 30, 2023, compared to no gains or losses for the quarters ended March 31, 2023 and June 30, 2022.

◦Wealth management revenues, which include investment, trust and insurance services, were $24.1 million for the second quarter of 2023, compared to $22.5 million for the first quarter of 2023 and $21.8 million for the second quarter of 2022, a year-over-year increase of 10.2 percent.
◦During the second quarter of 2023, mortgage loans sold resulted in a $1.6 million net gain, compared to a $2.1 million net gain in the first quarter of 2023 and a $2.2 million net gain in the second quarter of 2022.
◦Income from the firm's investment in BHG was $26.9 million for the second quarter 2023, compared to $19.1 million for the first quarter of 2023 and $49.5 million for the second quarter of 2022, a year-over-year decline of 45.6 percent.
▪Loan originations increased to $1.1 billion in the second quarter of 2023 compared to $1.0 billion in the first quarter of 2023 and $1.1 billion in the second quarter of 2022.
▪Loans sold to BHG's community bank partners were approximately $523 million in the second quarter of 2023 compared to approximately $704 million in the first quarter of 2023 and $658 million in the second quarter of 2022. BHG also sold $557 million in loans to private investors during the second quarter of 2022.
▪BHG increased its reserves for on-balance sheet loan losses to $196 million, or 5.99 percent of loans held for investment at June 30, 2023, compared to 5.19 percent at March 31, 2023. BHG also increased its accrual for losses attributable to loan substitutions and prepayments for loans previously sold through its community bank auction platform to $369 million, or 5.87 percent of the loans that have been previously sold and were unpaid, at June 30, 2023 compared to 5.81 percent at March 31, 2023.
•Noninterest expense for the quarter ended June 30, 2023 was $211.6 million, compared to $211.7 million in the first quarter of 2023 and $196.0 million in the second quarter of 2022, reflecting a year-over-year increase of 8.0 percent.
◦Salaries and employee benefits were $132.4 million in the second quarter of 2023, compared to $135.7 million in the first quarter of 2023 and $126.6 million in the second quarter of 2022, reflecting a year-over-year increase of 4.6 percent.
▪Costs related to the firm's cash and equity incentive plans were $23.2 million in the second quarter of 2023, compared to $22.5 million in the first quarter of 2023 and $31.1 million in the second quarter of 2022.
▪The reduction in salaries and employee benefits expense was primarily due to the year-over-year decrease in the costs related to the firm's annual cash and equity incentive plans. Offsetting this decrease in part was the impact of full-time equivalent associates increasing to 3,309.0 at June 30, 2023, from 3,074.0 at June 30, 2022, a year-over-year increase in headcount of 7.6 percent.
◦Noninterest expense categories, other than salaries and employee benefits, were $79.2 million in the second quarter of 2023, compared to $76.0 million in the first quarter of 2023 and $69.4 million in the second quarter of 2022, reflecting a year-over-year increase of 14.1 percent.

"Our sale-leaseback transaction resulted in an $85.7 million gain on the sale of fixed assets during the second quarter of 2023," said Harold R. Carpenter, Pinnacle's chief financial officer. "We have reviewed the potential for a sale-leaseback transaction on several occasions over the years. In the fourth quarter of last year, as rates were increasing, it became much more opportunistic. After much diligence, we elected to execute the transaction during the second quarter of 2023.

"As to revenues for the second quarter, our net interest income for the second quarter was up by $3.2 million from the first quarter. Our current outlook is that growth in net interest income for fiscal year 2023 over 2022 should approximate a low-teens percentage increase. Net growth in fee income in the second quarter of 2023 compared to the first quarter was largely attributable to the gain on sale of fixed assets recognized in connection with the sale-leaseback transaction, offset by $10.0 million in net losses from the sale of investment securities. The second quarter sale of investment securities provided us the opportunity to increase our net interest income as the proceeds of the sale are now achieving a higher yield and thus serve to minimize the financial impact of higher lease occupancy costs from the sale-leaseback transaction. BHG revenues also increased $7.8 million from the first to the second quarter of 2023.
"Expenses were essentially flat when comparing second quarter to first quarter of 2023. Salaries and employee benefits expense decreased on a linked-quarter basis, as employee benefits were seasonally lower in the second quarter of 2023 from the first quarter. Occupancy expense increased this quarter as a result of the sale-leaseback transaction. We anticipate a similar dollar increase in occupancy costs next quarter given the sale-leaseback transaction was consummated in multiple transactions that occurred throughout the second quarter and thus will be fully integrated into our results in the third quarter. We will continue to monitor our expense burden in light of our anticipated revenue growth and adjust incentives and/or reduce other expenses through either reduced hiring, deferral of anticipated projects or implementation of other cost-saving measures as required."

PROFITABILITY, LIQUIDITY AND SOUNDNESS:

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net interest margin	3.20%	3.40%	3.17%	3.30%	3.03%
Efficiency ratio	43.26%	52.70%	50.26%	47.52%	51.66%
Return on average assets	1.71%	1.26%	1.46%	1.49%	1.39%
Return on average tangible common equity (TCE)	21.06%	15.43%	17.62%	18.33%	16.63%

	As of
	June 30, 2023	March 31, 2023	June 30, 2022
Shareholders' equity to total assets	12.5%	12.6%	13.2%
Average loan to deposit ratio	84.94%	83.97%	80.67%
Uninsured/uncollateralized deposits to total deposits	28.31%	33.23%	41.38%
Tangible common equity to tangible assets	8.3%	8.3%	8.4%
Book value per common share	$73.32	$71.24	$66.74
Tangible book value per common share	$48.85	$46.75	$42.08
Annualized net loan charge-offs to avg. loans (1)	0.13%	0.10%	0.01%
Nonperforming assets to total loans, ORE and other nonperforming assets (NPAs)	0.15%	0.15%	0.09%
Classified asset ratio (Pinnacle Bank) (2)	3.30%	2.70%	2.90%
Allowance for credit losses (ACL) to total loans	1.08%	1.04%	1.03%
(1): Annualized net loan charge-offs to average loans ratios are computed by annualizing quarterly net loan charge-offs and dividing the result by average loans for the quarter.
(2): Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.

•Net interest margin was 3.20 percent for the second quarter of 2023, compared to 3.40 percent for the first quarter of 2023 and 3.17 percent for the second quarter of 2022.

•Provision for credit losses was $31.7 million in the second quarter of 2023, compared to $18.8 million in the first quarter of 2023 and $12.9 million in the second quarter of 2022. Net charge-offs were $9.8 million for the quarter ended June 30, 2023, compared to $7.3 million for the quarter ended March 31, 2023 and $877,000 for the quarter ended June 30, 2022. Annualized net charge-offs for the second quarter of 2023 were 0.13 percent.
•Nonperforming assets were $47.4 million at June 30, 2023, compared to $44.8 million at March 31, 2023 and $23.7 million at June 30, 2022, up 100.0 percent over the same quarter last year. The ratio of the allowance for credit losses to nonperforming loans at June 30, 2023 was 762.0 percent, compared to 848.5 percent at March 31, 2023 and 1,762.6 percent at June 30, 2022.
•Classified assets were $153.9 million at June 30, 2023, compared to $120.3 million at March 31, 2023 and $112.5 at June 30, 2022, up 36.8 percent over the same quarter last year.
"Our net interest margin declined on a linked-quarter basis by approximately 20 basis points," Carpenter said. "Increased deposit pricing and the continued reduction in our noninterest-bearing deposit account balances as a result of a shift in deposit mix were the primary contributors to our decreased net interest margin. Also contributing to the reduced net interest margin was an elevated level of on-balance sheet liquidity, which, as we noted last quarter, we acquired during mid-March given the heightened levels of uncertainty in the broader banking industry. The impact of this elevated liquidity should decrease over the remainder of 2023 as we seek to deploy some of this excess into both loan growth and the reduction of wholesale funding.
"We continue to experience reductions in our uninsured deposit base, as approximately $1.9 billion in deposits were added to a reciprocal deposit insurance funding network during the second quarter, contributing to a reduction in our uninsured/uncollateralized deposit base from approximately 33.2 percent at the end of the first quarter of 2023 to approximately 28.3 percent at the end of the second quarter of 2023.
"Our investment securities portfolio, including both the held-to-maturity and available-for-sale portfolios, continues to perform well for us though the value of these securities decreased by approximately $255.4 million in the second quarter from the first quarter, largely as a result of our decision to sell approximately $174.0 million in securities in the second quarter of 2023. Our tangible book value per share also increased to $48.85 at June 30, 2023 from $46.75 at March 31, 2023.
"Lastly, credit metrics have been largely consistent for an extended period of time, and we expect those metrics to remain consistent for the remainder of this year. We did record an increased provision this quarter in comparison to last quarter and, thus, increased the ratio of our allowance for credit losses to total loans to 1.08 percent."

BOARD OF DIRECTORS DECLARES DIVIDENDS

On July 18, 2023, Pinnacle Financial's Board of Directors approved a quarterly cash dividend of $0.22 per common share to be paid on Aug. 25, 2023 to common shareholders of record as of the close of business on Aug. 4, 2023. Additionally, the Board of Directors approved a quarterly cash dividend of approximately $3.8 million, or $16.88 per share (or $0.422 per depositary share), on Pinnacle Financial's 6.75 percent Series B Non-Cumulative Perpetual Preferred Stock payable on Sept. 1, 2023 to shareholders of record at the close of business on Aug. 17, 2023. The amount and timing of any future dividend payments to both preferred and common shareholders will be subject to the approval of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. CDT on July 19, 2023, to discuss second quarter 2023 results and other matters. To access the call for audio only, please call 1-877-209-7255. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 bank in the Nashville-Murfreesboro-Franklin MSA according to 2022 deposit data from the FDIC, is listed by Forbes among the top 25 banks in the nation and earned a spot on the 2022 list of 100 Best Companies to Work For® in the U.S., its sixth consecutive appearance. Pinnacle was also listed in Fortune magazine as the second best company to work for in the U.S. for women. American Banker recognized Pinnacle as one of America’s Best Banks to Work For nine years in a row and No. 1 among banks with more than $11 billion in assets in 2021.
Pinnacle owns a 49 percent interest in Bankers Healthcare Group (BHG), which provides innovative, hassle-free financial solutions to healthcare practitioners and other professionals. Great Place to Work and FORTUNE ranked BHG No. 4 on its 2021 list of Best Workplaces in New York State in the small/medium business category.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $46.9 billion in assets as of June 30, 2023. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in 17 primarily urban markets and their surrounding communities.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
###
Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "anticipate," "intend," "may," "should," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers of Pinnacle Bank and its subsidiaries or BHG, including as a result of the negative impact of inflationary pressures on our and BHG's customers and their businesses, resulting in significant increases in loan losses and provisions for those losses and, in the case of BHG, substitutions; (ii) fluctuations or differences in interest rates on loans or deposits from those that Pinnacle Financial is modeling or anticipating, including as a result of Pinnacle Bank's inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) the sale of investment securities in a loss position before their value recovers, including as a result of asset liability management strategies or in response to liquidity needs; (iv) adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina, Georgia, Alabama, Virginia and Kentucky, particularly in commercial and residential real estate markets; (v) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the long-term historical growth rate of its, or such entities', loan portfolio; (vi) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Pinnacle Bank is seeking to limit the rates it pays on deposits or uncertainty exists in the financial services sector; (vii) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (viii) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (ix) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of the negative impact to net interest margin from rising deposit and other funding costs; (x) the results of regulatory examinations; (xi) Pinnacle Financial's ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xii) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xiii) BHG's ability to profitably grow its business and successfully execute on its business plans; (xiv) risks of expansion into new geographic or product markets; (xv) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xvi) the ineffectiveness of Pinnacle Bank's hedging strategies, or the unexpected counterparty failure or hedge failure of the underlying hedges; (xvii) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xviii) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xix) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Bank's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xx) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xxi) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Bank contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxii) the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xxiii) the risks associated with Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company or all or a portion of their ownership interests in BHG (triggering a similar sale by Pinnacle Bank); (xxiv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxv) fluctuations in the valuations of Pinnacle Financial's equity investments and the ultimate success of such investments; (xxvi) the availability of and access to capital; (xxvii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions; and (xxviii) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K for the year ended December 31, 2022, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters
This release contains certain non-GAAP financial measures, including, without limitation, total revenues, net income to common shareholders, earnings per diluted common share, revenue per diluted common share, PPNR, efficiency ratio, noninterest expense, noninterest income and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities, gains associated with the sale-leaseback transaction completed in the second quarter of 2023 and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude the impact of loans originated and forgiven and repaid under the PPP. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure as well as the impact of Pinnacle Financial's Series B Preferred Stock. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2023 versus certain periods in 2022 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

(dollars in thousands, except for share and per share data)	June 30, 2023	December 31, 2022	June 30, 2022
ASSETS
Cash and noninterest-bearing due from banks	$447,216	$268,649	$265,507
Restricted cash	22,567	31,447	29,739
Interest-bearing due from banks	3,363,348	877,286	1,336,667
Cash and cash equivalents	3,833,131	1,177,382	1,631,913
Securities purchased with agreement to resell	507,235	513,276	1,328,876
Securities available-for-sale, at fair value	3,591,280	3,558,870	3,809,338
Securities held-to-maturity (fair value of $2.7 billion, $2.7 billion, and $2.5 billion, net of allowance for credit losses of $1.7 million, $1.6 million, and $1.2 million at June 30, 2023, Dec. 31, 2022, and June 30, 2022, respectively)	3,032,177	3,079,050	2,744,555
Consumer loans held-for-sale	85,981	42,237	67,467
Commercial loans held-for-sale	22,713	21,093	25,901
Loans	31,153,290	29,041,605	26,333,096
Less allowance for credit losses	(337,459)	(300,665)	(272,483)
Loans, net	30,815,831	28,740,940	26,060,613
Premises and equipment, net	244,853	327,885	302,389
Equity method investment	461,596	443,185	403,191
Accrued interest receivable	164,854	161,182	116,038
Goodwill	1,846,973	1,846,973	1,846,466
Core deposits and other intangible assets	30,981	34,555	37,617
Other real estate owned	2,555	7,952	8,237
Other assets	2,235,822	2,015,441	1,738,691
Total assets	$46,875,982	$41,970,021	$40,121,292
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$8,436,799	$9,812,744	$11,058,198
Interest-bearing	10,433,361	7,884,605	6,617,324
Savings and money market accounts	13,645,849	13,774,534	12,492,329
Time	5,206,652	3,489,355	2,427,452
Total deposits	37,722,661	34,961,238	32,595,303
Securities sold under agreements to repurchase	163,774	194,910	199,585
Federal Home Loan Bank advances	2,200,917	464,436	1,289,059
Subordinated debt and other borrowings	424,497	424,055	423,614
Accrued interest payable	53,854	19,478	13,551
Other liabilities	466,520	386,512	284,941
Total liabilities	41,032,223	36,450,629	34,806,053
Preferred stock, no par value, 10.0 million shares authorized; 225,000 shares non-cumulative perpetual preferred stock, Series B, liquidation preference $225.0 million, issued and outstanding at June 30, 2023, Dec. 31, 2022, and June 30, 2022, respectively	217,126	217,126	217,126
Common stock, par value $1.00; 180.0 million shares authorized; 76.7 million, 76.5 million and 76.4 million shares issued and outstanding at June 30, 2023, Dec. 31, 2022, and June 30, 2022, respectively	76,740	76,454	76,385
Additional paid-in capital	3,087,967	3,074,867	3,056,228
Retained earnings	2,634,315	2,341,706	2,096,950
Accumulated other comprehensive loss, net of taxes	(172,389)	(190,761)	(131,450)
Total shareholders' equity	5,843,759	5,519,392	5,315,239
Total liabilities and shareholders' equity	$46,875,982	$41,970,021	$40,121,292
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Interest income:
Loans, including fees	$478,896	$431,902	$252,182	$910,798	$479,229
Securities
Taxable	31,967	29,358	12,725	61,325	23,773
Tax-exempt	24,603	23,802	19,898	48,405	37,344
Federal funds sold and other	39,773	20,977	7,571	60,750	10,647
Total interest income	575,239	506,039	292,376	1,081,278	550,993
Interest expense:
Deposits	228,668	176,589	18,181	405,257	28,431
Securities sold under agreements to repurchase	783	595	82	1,378	138
FHLB advances and other borrowings	30,395	16,624	9,539	47,019	18,375
Total interest expense	259,846	193,808	27,802	453,654	46,944
Net interest income	315,393	312,231	264,574	627,624	504,049
Provision for credit losses	31,689	18,767	12,907	50,456	15,627
Net interest income after provision for credit losses	283,704	293,464	251,667	577,168	488,422
Noninterest income:
Service charges on deposit accounts	12,180	11,718	11,616	23,898	22,646
Investment services	14,174	11,595	13,205	25,769	23,896
Insurance sales commissions	3,252	4,464	2,554	7,716	6,590
Gains on mortgage loans sold, net	1,567	2,053	2,150	3,620	6,216
Investment losses on sales, net	(9,961)	—	—	(9,961)	(61)
Trust fees	6,627	6,429	6,065	13,056	12,038
Income from equity method investment	26,924	19,079	49,465	46,003	83,120
Gain on sale of fixed assets	85,724	135	65	85,859	198
Other noninterest income	33,352	34,056	40,382	67,408	74,355
Total noninterest income	173,839	89,529	125,502	263,368	228,998
Noninterest expense:
Salaries and employee benefits	132,443	135,708	126,611	268,151	248,463
Equipment and occupancy	33,706	30,353	26,921	64,059	52,457
Other real estate, net	58	99	86	157	191
Marketing and other business development	5,664	5,942	4,759	11,606	8,536
Postage and supplies	2,863	2,819	2,320	5,682	4,691
Amortization of intangibles	1,780	1,794	2,051	3,574	3,922
Other noninterest expense	35,127	35,012	33,290	70,139	60,439
Total noninterest expense	211,641	211,727	196,038	423,368	378,699
Income before income taxes	245,902	171,266	181,131	417,168	338,721
Income tax expense	48,603	33,995	36,004	82,598	64,484
Net income	197,299	137,271	145,127	334,570	274,237
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(7,596)	(7,596)
Net income available to common shareholders	$193,501	$133,473	$141,329	$326,974	$266,641
Per share information:
Basic net income per common share	$2.55	$1.76	$1.87	$4.30	$3.52
Diluted net income per common share	$2.54	$1.76	$1.86	$4.30	$3.51
Weighted average common shares outstanding:
Basic	76,030,081	75,921,282	75,751,296	75,975,982	75,703,407
Diluted	76,090,321	76,042,328	75,940,500	76,061,883	75,934,025
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

(dollars and shares in thousands)	Preferred Stock Amount	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comp. Income (Loss), net	Total Shareholders' Equity
		Shares	Amounts
Balance at December 31, 2021	$217,126	76,143	$76,143	$3,045,802	$1,864,350	$107,186	$5,310,607
Exercise of employee common stock options & related tax benefits	—	14	14	309	—	—	323
Preferred dividends paid ($33.76 per share)	—	—	—	—	(7,596)	—	(7,596)
Common dividends paid ($0.44 per share)	—	—	—	—	(34,041)		(34,041)
Issuance of restricted common shares, net of forfeitures	—	166	166	(166)	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(43)	(43)	(4,359)	—	—	(4,402)
Issuance of common stock pursuant to restricted stock unit (RSU) and performance stock unit (PSU) agreements, net of shares withheld for taxes & related tax benefits	—	105	105	(5,566)	—	—	(5,461)
Compensation expense for restricted shares & performance stock units	—	—	—	20,208	—	—	20,208
Net income	—	—	—	—	274,237	—	274,237
Other comprehensive loss	—	—	—	—	—	(238,636)	(238,636)
Balance at June 30, 2022	$217,126	76,385	$76,385	$3,056,228	$2,096,950	$(131,450)	$5,315,239

Balance at December 31, 2022	$217,126	76,454	$76,454	$3,074,867	$2,341,706	$(190,761)	$5,519,392
Exercise of employee common stock options & related tax benefits	—	40	40	931	—	—	971
Preferred dividends paid ($33.76 per share)	—	—	—	—	(7,596)	—	(7,596)
Common dividends paid ($0.44 per share)	—	—	—	—	(34,365)	—	(34,365)
Issuance of restricted common shares, net of forfeitures	—	200	200	(200)	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(47)	(47)	(3,345)	—	—	(3,392)
Issuance of common stock pursuant to RSU and PSU agreements, net of shares withheld for taxes & related tax benefits	—	93	93	(3,738)	—	—	(3,645)
Compensation expense for restricted shares & performance stock units	—	—	—	19,452	—	—	19,452
Net income	—	—	—	—	334,570	—	334,570
Other comprehensive gain	—	—	—	—	—	18,372	18,372
Balance at June 30, 2023	$217,126	76,740	$76,740	$3,087,967	$2,634,315	$(172,389)	$5,843,759

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2023	2023	2022	2022	2022	2022
Balance sheet data, at quarter end:
Commercial and industrial loans	$10,979,261	10,716,945	10,233,395	9,738,271	9,244,708	8,213,204
Commercial real estate - owner occupied loans	3,845,359	3,686,796	3,587,257	3,426,271	3,243,018	3,124,275
Commercial real estate - investment loans	5,682,652	5,556,484	5,277,454	5,122,127	4,909,598	4,707,761
Commercial real estate - multifamily and other loans	1,488,236	1,331,249	1,265,165	1,042,854	951,998	718,822
Consumer real estate - mortgage loans	4,692,673	4,531,285	4,435,046	4,271,913	4,047,051	3,813,252
Construction and land development loans	3,904,774	3,909,024	3,679,498	3,548,970	3,386,866	3,277,029
Consumer and other loans	555,685	559,706	555,823	550,565	498,757	487,499
Paycheck protection program loans	4,650	6,382	7,967	10,723	51,100	157,180
Total loans	31,153,290	30,297,871	29,041,605	27,711,694	26,333,096	24,499,022
Allowance for credit losses	(337,459)	(313,841)	(300,665)	(288,088)	(272,483)	(261,618)
Securities	6,623,457	6,878,831	6,637,920	6,481,018	6,553,893	6,136,109
Total assets	46,875,982	45,119,587	41,970,021	41,000,118	40,121,292	39,400,378
Noninterest-bearing deposits	8,436,799	9,018,439	9,812,744	10,567,873	11,058,198	10,986,194
Total deposits	37,722,661	36,178,553	34,961,238	33,690,049	32,595,303	32,295,814
Securities sold under agreements to repurchase	163,774	149,777	194,910	190,554	199,585	219,530
FHLB advances	2,200,917	2,166,508	464,436	889,248	1,289,059	888,870
Subordinated debt and other borrowings	424,497	424,276	424,055	423,834	423,614	423,319
Total shareholders' equity	5,843,759	5,684,128	5,519,392	5,342,112	5,315,239	5,280,950
Balance sheet data, quarterly averages:
Total loans	$30,882,205	29,633,640	28,402,197	27,021,031	25,397,389	23,848,533
Securities	6,722,247	6,765,126	6,537,262	6,542,026	6,446,774	6,143,664
Federal funds sold and other	3,350,705	2,100,757	1,828,588	2,600,978	2,837,679	4,799,946
Total earning assets	40,955,157	38,499,523	36,768,047	36,164,035	34,681,842	34,792,143
Total assets	45,411,961	42,983,854	41,324,251	40,464,649	38,780,786	38,637,221
Noninterest-bearing deposits	8,599,781	9,332,317	10,486,233	10,926,069	10,803,439	10,478,403
Total deposits	36,355,859	35,291,775	34,177,281	33,108,415	31,484,100	31,538,985
Securities sold under agreements to repurchase	162,429	219,082	199,610	215,646	216,846	179,869
FHLB advances	2,352,045	1,130,356	701,813	1,010,865	1,095,531	888,746
Subordinated debt and other borrowings	426,712	426,564	427,503	426,267	427,191	441,755
Total shareholders' equity	5,782,239	5,605,604	5,433,274	5,403,244	5,316,219	5,331,405
Statement of operations data, for the three months ended:
Interest income	$575,239	506,039	451,178	371,764	292,376	258,617
Interest expense	259,846	193,808	131,718	65,980	27,802	19,142
Net interest income	315,393	312,231	319,460	305,784	264,574	239,475
Provision for credit losses	31,689	18,767	24,805	27,493	12,907	2,720
Net interest income after provision for credit losses	283,704	293,464	294,655	278,291	251,667	236,755
Noninterest income	173,839	89,529	82,321	104,805	125,502	103,496
Noninterest expense	211,641	211,727	202,047	199,253	196,038	182,661
Income before income taxes	245,902	171,266	174,929	183,843	181,131	157,590
Income tax expense	48,603	33,995	37,082	35,185	36,004	28,480
Net income	197,299	137,271	137,847	148,658	145,127	129,110
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$193,501	133,473	134,049	144,860	141,329	125,312
Profitability and other ratios:
Return on avg. assets (1)	1.71%	1.26%	1.29%	1.42%	1.46%	1.32%
Return on avg. equity (1)	13.42%	9.66%	9.79%	10.64%	10.66%	9.53%
Return on avg. common equity (1)	13.95%	10.05%	10.20%	11.08%	11.12%	9.94%
Return on avg. tangible common equity (1)	21.06%	15.43%	15.95%	17.40%	17.62%	15.63%
Common stock dividend payout ratio (14)	11.04%	12.07%	12.26%	12.34%	12.63%	12.94%
Net interest margin (2)	3.20%	3.40%	3.60%	3.47%	3.17%	2.89%
Noninterest income to total revenue (3)	35.53%	22.28%	20.49%	25.53%	32.17%	30.18%
Noninterest income to avg. assets (1)	1.54%	0.84%	0.79%	1.03%	1.30%	1.09%
Noninterest exp. to avg. assets (1)	1.87%	2.00%	1.94%	1.95%	2.03%	1.92%
Efficiency ratio (4)	43.26%	52.70%	50.29%	48.53%	50.26%	53.26%
Avg. loans to avg. deposits	84.94%	83.97%	83.10%	81.61%	80.67%	75.62%
Securities to total assets	14.13%	15.25%	15.82%	15.81%	16.34%	15.57%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	June 30, 2023			June 30, 2022
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$30,882,205	$478,896	6.30%	$25,397,389	$252,182	4.07%
Securities
Taxable	3,394,507	31,967	3.78%	3,420,950	12,725	1.49%
Tax-exempt (2)	3,327,740	24,603	3.54%	3,025,824	19,898	3.19%
Interest-bearing due from banks	2,597,020	33,234	5.13%	1,332,463	2,611	0.79%
Resell agreements	509,694	3,374	2.65%	1,326,790	3,844	1.16%
Federal funds sold	—	—	—%	—	—	—%
Other	243,991	3,165	5.20%	178,426	1,116	2.51%
Total interest-earning assets	40,955,157	$575,239	5.74%	34,681,842	$292,376	3.49%
Nonearning assets
Intangible assets	1,879,108			1,882,546
Other nonearning assets	2,577,696			2,216,398
Total assets	$45,411,961			$38,780,786

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	9,361,316	75,815	3.25%	6,520,804	6,134	0.38%
Savings and money market	13,684,536	110,024	3.22%	12,084,911	9,071	0.30%
Time	4,710,226	42,829	3.65%	2,074,946	2,976	0.58%
Total interest-bearing deposits	27,756,078	228,668	3.30%	20,680,661	18,181	0.35%
Securities sold under agreements to repurchase	162,429	783	1.93%	216,846	82	0.15%
Federal Home Loan Bank advances	2,352,045	24,603	4.20%	1,095,531	5,231	1.92%
Subordinated debt and other borrowings	426,712	5,792	5.44%	427,191	4,308	4.04%
Total interest-bearing liabilities	30,697,264	259,846	3.40%	22,420,229	27,802	0.50%
Noninterest-bearing deposits	8,599,781	—	—	10,803,439	—	—
Total deposits and interest-bearing liabilities	39,297,045	$259,846	2.65%	33,223,668	$27,802	0.34%
Other liabilities	332,677			240,899
Shareholders' equity	5,782,239			5,316,219
Total liabilities and shareholders' equity	$45,411,961			$38,780,786
Net interest income		$315,393			$264,574
Net interest spread (3)			2.35%			2.99%
Net interest margin (4)			3.20%			3.17%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $11.2 million of taxable equivalent income for the three months ended June 30, 2023 compared to $9.6 million for the three months ended June 30, 2022. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the three months ended June 30, 2023 would have been 3.09% compared to a net interest spread of 3.16% for the three months ended June 30, 2022.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Six months ended			Six months ended
	June 30, 2023			June 30, 2022
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$30,261,372	$910,798	6.15%	$24,627,240	$479,229	4.01%
Securities
Taxable	3,451,410	61,325	3.58%	3,381,538	23,773	1.42%
Tax-exempt (2)	3,292,158	48,405	3.54%	2,914,519	37,344	3.12%
Interest-bearing due from banks	1,998,083	49,166	4.96%	2,334,566	3,914	0.34%
Resell agreements	511,169	6,703	2.64%	1,304,392	5,058	0.78%
Federal funds sold	—	—	—%	—	—	—%
Other	219,932	4,881	4.48%	174,434	1,675	1.94%
Total interest-earning assets	39,734,124	$1,081,278	5.60%	34,736,689	$550,993	3.30%
Nonearning assets
Intangible assets	1,879,994			1,873,190
Other nonearning assets	2,590,548			2,099,522
Total assets	$44,204,666			$38,709,401

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	8,581,899	128,289	3.01%	6,456,418	8,733	0.27%
Savings and money market	14,029,351	207,543	2.98%	12,334,678	14,195	0.23%
Time	4,251,481	69,425	3.29%	2,078,477	5,503	0.53%
Total interest-bearing deposits	26,862,731	405,257	3.04%	20,869,573	28,431	0.27%
Securities sold under agreements to repurchase	190,599	1,378	1.46%	198,459	138	0.14%
Federal Home Loan Bank advances	1,744,575	35,574	4.11%	992,710	9,705	1.97%
Subordinated debt and other borrowings	426,638	11,445	5.41%	434,433	8,670	4.02%
Total interest-bearing liabilities	29,224,543	453,654	3.13%	22,495,175	46,944	0.42%
Noninterest-bearing deposits	8,964,026	—	—	10,641,819	—	—
Total deposits and interest-bearing liabilities	38,188,569	$453,654	2.40%	33,136,994	$46,944	0.29%
Other liabilities	321,637			248,637
Shareholders' equity	5,694,460			5,323,770
Total liabilities and shareholders' equity	$44,204,666			$38,709,401
Net interest income		$627,624			$504,049
Net interest spread (3)			2.47%			2.88%
Net interest margin (4)			3.30%			3.03%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $22.1 million of taxable equivalent income for the six months ended June 30, 2023 compared to $18.1 million for the six months ended June 30, 2022. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the six months ended June 30, 2023 would have been 3.20% compared to a net interest spread of 3.02% for the six months ended June 30, 2022.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2023	2023	2022	2022	2022	2022
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$44,289	36,988	38,116	34,115	15,459	26,616
ORE and other nonperforming assets (NPAs)	3,105	7,802	7,952	7,787	8,237	8,437
Total nonperforming assets	$47,394	44,790	46,068	41,902	23,696	35,053
Past due loans over 90 days and still accruing interest	$5,257	5,284	4,406	6,757	3,840	1,605
Accruing purchase credit deteriorated loans	$7,415	7,684	8,060	8,759	9,194	12,661
Net loan charge-offs	$9,771	7,291	11,729	10,983	877	2,958
Allowance for credit losses to nonaccrual loans	762.0%	848.5%	788.8%	844.5%	1,762.6%	982.9%
As a percentage of total loans:
Past due accruing loans over 30 days	0.14%	0.14%	0.15%	0.13%	0.11%	0.11%
Potential problem loans	0.32%	0.22%	0.19%	0.21%	0.32%	0.41%
Allowance for credit losses	1.08%	1.04%	1.04%	1.04%	1.03%	1.07%
Nonperforming assets to total loans, ORE and other NPAs	0.15%	0.15%	0.16%	0.15%	0.09%	0.14%
Classified asset ratio (Pinnacle Bank) (6)	3.3%	2.7%	2.4%	2.6%	2.9%	3.6%
Annualized net loan charge-offs to avg. loans (5)	0.13%	0.10%	0.17%	0.16%	0.01%	0.05%

Interest rates and yields:
Loans	6.30%	6.00%	5.54%	4.73%	4.07%	3.94%
Securities	3.66%	3.47%	3.19%	2.66%	2.29%	2.12%
Total earning assets	5.74%	5.45%	5.02%	4.20%	3.49%	3.11%
Total deposits, including non-interest bearing	2.52%	2.03%	1.40%	0.66%	0.23%	0.13%
Securities sold under agreements to repurchase	1.93%	1.10%	0.94%	0.34%	0.15%	0.13%
FHLB advances	4.20%	3.94%	3.04%	2.26%	1.92%	2.04%
Subordinated debt and other borrowings	5.44%	5.38%	4.98%	4.51%	4.04%	4.00%
Total deposits and interest-bearing liabilities	2.65%	2.12%	1.47%	0.75%	0.34%	0.23%

Capital and other ratios (6):
Pinnacle Financial ratios:
Shareholders' equity to total assets	12.5%	12.6%	13.2%	13.0%	13.2%	13.4%
Common equity Tier one	10.2%	9.9%	10.0%	10.0%	10.2%	10.5%
Tier one risk-based	10.8%	10.5%	10.5%	10.7%	10.9%	11.2%
Total risk-based	12.7%	12.4%	12.4%	12.6%	12.9%	13.3%
Leverage	9.5%	9.6%	9.7%	9.7%	9.8%	9.5%
Tangible common equity to tangible assets	8.3%	8.3%	8.5%	8.3%	8.4%	8.5%
Pinnacle Bank ratios:
Common equity Tier one	11.1%	10.8%	10.9%	11.1%	11.0%	11.4%
Tier one risk-based	11.1%	10.8%	10.9%	11.1%	11.0%	11.4%
Total risk-based	11.9%	11.6%	11.6%	11.8%	11.7%	12.1%
Leverage	9.8%	9.9%	10.1%	10.1%	9.9%	9.6%
Construction and land development loans as a percentage of total capital (17)	84.5%	88.5%	85.9%	85.4%	87.4%	87.4%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (17)	256.7%	261.1%	249.6%	244.0%	250.2%	243.7%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June	March	December	September	June	March
	2023	2023	2022	2022	2022	2022

Per share data:
Earnings per common share – basic	$2.55	1.76	1.77	1.91	1.87	1.66
Earnings per common share - basic, excluding non-GAAP adjustments	$1.80	1.76	1.77	1.91	1.87	1.66
Earnings per common share – diluted	$2.54	1.76	1.76	1.91	1.86	1.65
Earnings per common share - diluted, excluding non-GAAP adjustments	$1.79	1.76	1.76	1.91	1.86	1.65
Common dividends per share	$0.22	0.22	0.22	0.22	0.22	0.22
Book value per common share at quarter end (7)	$73.32	71.24	69.35	67.07	66.74	66.30
Tangible book value per common share at quarter end (7)	$48.85	46.75	44.74	42.44	42.08	41.65
Revenue per diluted common share	$6.43	5.28	5.27	5.40	5.14	4.52
Revenue per diluted common share, excluding non-GAAP adjustments	$5.43	5.28	5.27	5.40	5.14	4.52

Investor information:
Closing sales price of common stock on last trading day of quarter	$56.65	55.16	73.40	81.10	72.31	92.08
High closing sales price of common stock during quarter	$57.93	82.79	87.81	87.66	91.42	110.41
Low closing sales price of common stock during quarter	$46.17	52.51	70.74	68.68	68.56	90.46

Closing sales price of depositary shares on last trading day of quarter	$23.75	24.15	25.35	25.33	25.19	26.72
High closing sales price of depositary shares during quarter	$24.90	25.71	25.60	26.23	26.44	28.53
Low closing sales price of depositary shares during quarter	$19.95	20.77	23.11	24.76	24.75	25.63

Other information:
Residential mortgage loan sales:
Gross loans sold	$192,948	120,146	134,514	181,139	239,736	270,793
Gross fees (8)	$4,133	2,795	3,149	3,189	6,523	5,700
Gross fees as a percentage of loans originated	2.14%	2.33%	2.34%	1.76%	2.72%	2.11%
Net gain (loss) on residential mortgage loans sold	$1,567	2,053	(65)	1,117	2,150	4,066
Investment gains (losses) on sales of securities, net (13)	$(9,961)	—	—	217	—	(61)
Brokerage account assets, at quarter end (9)	$9,007,230	8,634,339	8,049,125	7,220,405	6,761,480	7,158,939
Trust account managed assets, at quarter end	$5,084,592	4,855,951	4,560,752	4,162,639	4,207,406	4,499,911
Core deposits (10)	$32,780,767	32,054,111	31,301,077	30,748,817	30,011,444	30,398,683
Core deposits to total funding (10)	80.9%	82.4%	86.8%	87.4%	87.0%	89.9%
Risk-weighted assets	$38,853,588	38,117,659	36,216,901	35,281,315	33,366,074	31,170,258
Number of offices	127	126	123	120	119	119
Total core deposits per office	$258,116	254,398	254,480	256,240	252,197	255,451
Total assets per full-time equivalent employee	$14,166	13,750	12,948	12,875	13,052	13,186
Annualized revenues per full-time equivalent employee	$593.0	496.5	491.8	511.5	509.0	465.5
Annualized expenses per full-time equivalent employee	$256.5	261.7	247.3	248.2	255.8	247.9
Number of employees (full-time equivalent)	3,309.0	3,281.5	3,241.5	3,184.5	3,074.0	2,988.0
Associate retention rate (11)	94.1%	93.8%	93.8%	93.6%	93.3%	93.1%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Six months ended
(dollars in thousands, except per share data)	June	March	June	June	June
	2023	2023	2022	2023	2022

Net interest income	$315,393	312,231	264,574	627,624	504,049

Noninterest income	173,839	89,529	125,502	263,368	228,998
Total revenues	489,232	401,760	390,076	890,992	733,047
Less: Investment losses on sales of securities, net	9,961	—	—	9,961	61
Gain on sale of fixed assets as a result of sale-leaseback transaction	(85,692)	—	—	(85,692)	—
Total revenues excluding the impact of adjustments noted above	$413,501	401,760	390,076	815,261	733,108

Noninterest expense	$211,641	211,727	196,038	423,368	378,699
Less: ORE expense	58	99	86	157	191
Noninterest expense excluding the impact of adjustments noted above	$211,583	211,628	195,952	423,211	378,508

Pre-tax income	$245,902	171,266	181,131	417,168	338,721
Provision for credit losses	31,689	18,767	12,907	50,456	15,627
Pre-tax pre-provision net revenue	277,591	190,033	194,038	467,624	354,348
Less: Adjustments noted above	(75,673)	99	86	(75,574)	252
Adjusted pre-tax pre-provision net revenue (12)	$201,918	190,132	194,124	392,050	354,600

Noninterest income	$173,839	89,529	125,502	263,368	228,998
Less: Adjustments noted above	(75,731)	—	—	(75,731)	61
Noninterest income excluding the impact of adjustments noted above	$98,108	89,529	125,502	187,637	229,059

Efficiency ratio (4)	43.26%	52.70%	50.26%	47.52%	51.66%
Adjustments noted above	7.91%	(0.02)%	(0.03)%	4.39%	(0.03)%
Efficiency ratio excluding adjustments noted above (4)	51.17%	52.68%	50.23%	51.91%	51.63%

Total average assets	$45,411,961	42,983,854	38,780,786	44,204,666	38,709,401

Noninterest income to average assets (1)	1.54%	0.84%	1.30%	1.20%	1.19%
Less: Adjustments noted above	(0.67)%	—%	—%	(0.34)%	—%
Noninterest income (excluding adjustments noted above) to average assets (1)	0.87%	0.84%	1.30%	0.86%	1.19%

Noninterest expense to average assets (1)	1.87%	2.00%	2.03%	1.93%	1.97%
Adjustments as noted above	—%	—%	—%	—%	—%
Noninterest expense (excluding adjustments noted above) to average assets (1)	1.87%	2.00%	2.03%	1.93%	1.97%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	June	March	December	September	June	March
	2023	2023	2022	2022	2022	2022
Net income available to common shareholders	$193,501	133,473	134,049	144,860	141,329	125,312
Investment (gains) losses on sales of securities, net	9,961	—	—	(217)	—	61
Gain on sale of fixed assets as a result of sale-leaseback transaction	(85,692)	—	—	—	—	—
ORE expense (benefit)	58	99	179	(90)	86	105
Tax effect on adjustments noted above (16)	18,918	(25)	(47)	80	(22)	(43)
Net income available to common shareholders excluding adjustments noted above	$136,746	133,547	134,181	144,633	141,393	125,435

Basic earnings per common share	$2.55	1.76	1.77	1.91	1.87	1.66
Adjustment due to investment (gains) losses on sales of securities, net	0.13	—	—	—	—	—
Adjustment due to gain on sale of fixed assets as a result of sale-leaseback transaction	(1.13)	—	—	—	—	—
Adjustment due to ORE expense (benefit)	—	—	—	—	—	—
Adjustment due to tax effect on adjustments noted above (16)	0.25	—	—	—	—	—
Basic earnings per common share excluding adjustments noted above	$1.80	1.76	1.77	1.91	1.87	1.66

Diluted earnings per common share	$2.54	1.76	1.76	1.91	1.86	1.65
Adjustment due to investment (gains) losses on sales of securities, net	0.13	—	—	—	—	—
Adjustment due to gain on sale of fixed assets as a result of sale-leaseback transaction	(1.13)	—	—	—	—	—
Adjustment due to ORE expense (benefit)	—	—	—	—	—	—
Adjustment due to tax effect on adjustments noted above (16)	0.25	—	—	—	—	—
Diluted earnings per common share excluding the adjustments noted above	$1.79	1.76	1.76	1.91	1.86	1.65

Revenue per diluted common share	$6.43	5.28	5.27	5.40	5.14	4.52
Adjustments due to revenue-impacting items as noted above	(1.00)	—	—	—	—	—
Revenue per diluted common share excluding adjustments due to revenue-impacting items as noted above	$5.43	5.28	5.27	5.40	5.14	4.52

Book value per common share at quarter end (7)	$73.32	71.24	69.35	67.07	66.74	66.30
Adjustment due to goodwill, core deposit and other intangible assets	(24.47)	(24.49)	(24.61)	(24.63)	(24.66)	(24.65)
Tangible book value per common share at quarter end (7)	$48.85	46.75	44.74	42.44	42.08	41.65

Equity method investment (15)
Fee income from BHG, net of amortization	$26,924	19,079	21,005	41,341	49,465	33,655
Funding cost to support investment	5,995	5,093	4,586	3,891	1,998	666
Pre-tax impact of BHG	20,929	13,986	16,419	37,450	47,467	32,989
Income tax expense at statutory rates (16)	5,232	3,497	4,292	9,789	12,408	8,623
Earnings attributable to BHG	$15,697	10,489	12,127	27,661	35,059	24,366

Basic earnings per common share attributable to BHG	$0.21	0.14	0.16	0.37	0.46	0.32
Diluted earnings per common share attributable to BHG	$0.21	0.14	0.16	0.36	0.46	0.32

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Six months ended
(dollars in thousands, except per share data)	June 30,
	2023	2022
Net income available to common shareholders	$326,974	266,641
Investment losses on sales of securities, net	9,961	61
Gain on sale of fixed assets as a result of sale-leaseback transaction	(85,692)	—
ORE expense	157	191
Tax effect on adjustments noted above (16)	18,894	(66)
Net income available to common shareholders excluding adjustments noted above	$270,294	266,827

Basic earnings per common share	$4.30	3.52
Adjustment due to investment losses on sales of securities, net	0.13	—
Adjustment due to gain on sale of fixed assets as a result of sale-leaseback transaction	(1.13)	—
Adjustment due to ORE expense	—	—
Adjustment due to tax effect on adjustments noted above (16)	0.25	—
Basic earnings per common share excluding adjustments noted above	$3.55	3.52

Diluted earnings per common share	4.30	3.51
Adjustment due to investment losses on sales of securities, net	0.13	—
Adjustment due to gain on sale of fixed assets as a result of sale-leaseback transaction	(1.13)	—
Adjustment due to ORE expense	—	—
Adjustment due to tax effect on adjustments noted above (16)	0.25	—
Diluted earnings per common share excluding the adjustments noted above	$3.55	3.51

Revenue per diluted common share	$11.71	9.65
Adjustments due to revenue-impacting items as noted above	(0.99)	—
Revenue per diluted common share excluding adjustments due to revenue-impacting items noted above	$10.72	9.65

Equity method investment (15)
Fee income from BHG, net of amortization	$46,003	83,120
Funding cost to support investment	11,088	2,664
Pre-tax impact of BHG	34,915	80,456
Income tax expense at statutory rates (16)	8,729	21,031
Earnings attributable to BHG	$26,186	59,425

Basic earnings per common share attributable to BHG	$0.34	0.78
Diluted earnings per common share attributable to BHG	$0.34	0.78

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Six months ended
(dollars in thousands, except per share data)	June	March	June	June	June
	2023	2023	2022	2023	2022

Return on average assets (1)	1.71%	1.26%	1.46%	1.49%	1.39%
Adjustments as noted above	(0.50)%	—%	—%	(0.26)%	—%
Return on average assets excluding adjustments noted above (1)	1.21%	1.26%	1.46%	1.23%	1.39%

Tangible assets:
Total assets	$46,875,982	45,119,587	40,121,292	$46,875,982	40,121,292
Less: Goodwill	(1,846,973)	(1,846,973)	(1,846,466)	(1,846,973)	(1,846,466)
Core deposit and other intangible assets	(30,981)	(32,761)	(37,617)	(30,981)	(37,617)
Net tangible assets	$44,998,028	43,239,853	38,237,209	$44,998,028	38,237,209

Tangible common equity:
Total shareholders' equity	$5,843,759	5,684,128	5,315,239	$5,843,759	5,315,239
Less: Preferred shareholders' equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Total common shareholders' equity	5,626,633	5,467,002	5,098,113	5,626,633	5,098,113
Less: Goodwill	(1,846,973)	(1,846,973)	(1,846,466)	(1,846,973)	(1,846,466)
Core deposit and other intangible assets	(30,981)	(32,761)	(37,617)	(30,981)	(37,617)
Net tangible common equity	$3,748,679	3,587,268	3,214,030	$3,748,679	3,214,030

Ratio of tangible common equity to tangible assets	8.33%	8.30%	8.41%	8.33%	8.41%

Average tangible assets:
Average assets	$45,411,961	42,983,854	38,780,786	$44,204,666	38,709,401
Less: Average goodwill	(1,846,973)	(1,846,973)	(1,851,137)	(1,846,973)	(1,840,902)
Average core deposit and other intangible assets	(32,135)	(33,917)	(31,409)	(33,021)	(32,288)
Net average tangible assets	$43,532,853	41,102,964	36,898,240	$42,324,672	36,836,211

Return on average assets (1)	1.71%	1.26%	1.46%	1.49%	1.39%
Adjustment due to goodwill, core deposit and other intangible assets	0.07%	0.06%	0.08%	0.07%	0.07%
Return on average tangible assets (1)	1.78%	1.32%	1.54%	1.56%	1.46%
Adjustments as noted above	(0.52)%	—%	—%	(0.27)%	—%
Return on average tangible assets excluding adjustments noted above (1)	1.26%	1.32%	1.54%	1.29%	1.46%

Average tangible common equity:
Average shareholders' equity	$5,782,239	5,605,604	5,316,219	$5,694,460	5,323,770
Less: Average preferred equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Average common equity	5,565,113	5,388,478	5,099,093	5,477,334	5,106,644
Less: Average goodwill	(1,846,973)	(1,846,973)	(1,851,137)	(1,846,973)	(1,840,902)
Average core deposit and other intangible assets	(32,135)	(33,917)	(31,409)	(33,021)	(32,288)
Net average tangible common equity	$3,686,005	3,507,588	3,216,547	$3,597,340	3,233,454

Return on average equity (1)	13.42%	9.66%	10.66%	11.58%	10.10%
Adjustment due to average preferred shareholders' equity	0.53%	0.39%	0.46%	0.46%	0.43%
Return on average common equity (1)	13.95%	10.05%	11.12%	12.04%	10.53%
Adjustment due to goodwill, core deposit and other intangible assets	7.11%	5.38%	6.50%	6.29%	6.10%
Return on average tangible common equity (1)	21.06%	15.43%	17.62%	18.33%	16.63%
Adjustments as noted above	(6.18)%	0.01%	0.01%	(3.18)%	0.01%
Return on average tangible common equity excluding adjustments noted above (1)	14.88%	15.44%	17.63%	15.15%	16.64%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
6. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total shareholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total shareholders' equity less end of period preferred stock, goodwill, core deposit and other intangibles as a percentage of end of period assets less end of period goodwill, core deposit and other intangibles.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
7. Book value per common share computed by dividing total common shareholders' equity by common shares outstanding. Tangible book value per common share computed by dividing total common shareholders' equity, less goodwill, core deposit and other intangibles by common shares outstanding.
8. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
9. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
10. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
11. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end. Associate retention rate does not include associates at acquired institutions displaced by merger.
12. Adjusted pre-tax, pre-provision net revenue excludes the impact of ORE expenses and income, investment gains and losses on sales of securities and gain on sale of fixed assets as a result of the sale-leaseback transaction.
13. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
14. The dividend payout ratio is calculated as the sum of the annualized dividend rate for dividends paid on common shares divided by the trailing 12-months fully diluted earnings per common share as of the dividend declaration date.
15. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.
16. Tax effect calculated using the blended statutory rate of 25.00 percent for 2023. For periods prior to 2023, tax effect calculated using the blended statutory rate of 26.14 percent.
17. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.